Exhibit 99.1

FS Bancorp, Inc. Annouces the Appointment of Matthew D. Mullet as a Director of FS Bancorp, Inc.

MOUNTLAKE TERRACE, WA – October 23, 2026– FS Bancorp, Inc. (NASDAQ: FSBW) (the “Company”), the holding company for 1st Security Bank of Washington (the “Bank”), today announced that Matthew D. Mullet had been appointed to serve on the Boards of Directors of both the Company and the Bank.
The Company’s Governance Nominating and Culture Committee proposed Mr. Mullet’s appointment to the Company’s Board and the Board of Directors ratified and approved the appointment. His appointment to the Board of Directors was effective October 22, 2026.
“We are pleased to welcome Matt to our Board of Directors,” said Ted A. Leech, Chairman of the Board.  His extensive leadership experience across all areas of banking along with his deep understanding of financial services, loan and deposit strategies, regulatory expertise, operations, governance and risk management, will be invaluable as the Company continues to expand and strengthen the value we deliver to our shareholders, customers, employees and communities.”
Mr. Mullet has been the President of the Company and Bank since July 2024 and was appointed Chief Executive Officer of the Bank in September 2025 and of the Company in June 2026. He joined the Company and Bank in July 2011 and was appointed Chief Financial Officer in September 2011.  Mr. Mullet began his banking career in June 2000 as a financial examiner with the Washington State Department of Financial Institutions, Division of Banks. He also serves as a Board member of the Washington Bankers Association (“WBA”), the Seattle Branch of the Federal Reserve Bank of San Francisco and is also on the Government Relations Committee with the WBA.
About FS Bancorp

FS Bancorp, Inc., a Washington corporation, is the holding company for 1st Security Bank of Washington.  The Bank offers a range of loan and deposit services primarily to small- and middle market businesses and individuals in Washington and Oregon. It operates through its 32 bank branches, one headquarter office that provides loans and deposit services and loan production offices in various suburban communities in the greater Puget Sound area, the Kennewick-Pasco-Richland metropolitan area of Washington, also known as the Tri-Cities, and in the Portland, Oregon market including Vancouver, Washington.  Additionally, the Bank services home mortgage customers across the Northwest, focusing on markets in Washington State including the Puget Sound, Tri-Cities and Vancouver.
Forward Looking Statements:
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include, but are not limited to, the following: increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission – that are available on our website at www.fsbwa.com and on the SEC's website at www.sec.gov.
Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2026 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance.

Contact:
Matthew D. Mullet,
President and Chief Executive Officer
(425) 771-5299
www.FSBWA.com